SIXTH AMENDMENT TO ACCOUNT PURCHASE AGREEMENT

THIS SIXTH AMENDMENT (this “Amendment”), dated as of August 20, 2013, is entered into by and between Tulsa Inspection Resources, Inc., an Oklahoma corporation (the “Customer”), and Wells Fargo Bank, National Association (together with its participants, successors and assigns, “WFB”).

RECITALS

The Customer and WFB are parties to an Account Purchase Agreement dated as of February 29, 2012 (as amended from time to time, the “Account Purchase Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Account Purchase Agreement unless otherwise specified.

The Customer has requested that certain amendments be made to the Account Purchase Agreement, which WFB is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.            Defined Terms. Capitalized terms used in this Amendment which are defined in the Account Purchase Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.            Amendments to Account Purchase Agreement.

(a)        Section 1.03 of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“1.03   Facility and Sublimit. WFB and the Customer confirm their agreement that (a) the Aggregate Facilities’ Maximum shall not, at any time, exceed $50,000,000, less the aggregate outstanding amount of Advances (as defined in the Affiliate Account Purchase Agreement) made under the Affiliate Account Purchase Agreement and Advances (as defined in the Subsidiary Account Purchase Agreement) made under the Subsidiary Account Purchase Agreement; and (b) the Subsidiary Customers’ Facility Maximum (as defined in the Subsidiary Account Purchase Agreement) shall not, at any time, exceed $11,250,000.”

(b)       Section 2.06 of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“2.06   “Aggregate Facilities’ Maximum” means $50,000,000, which amount may be reduced by WFB in its sole discretion.”

(c)        Section 3.08(a) of the Account Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Facility Fee. Upon the closing of this Agreement, and on each anniversary of the Closing Date, the Customer shall, on behalf of itself and on behalf of each of TIRNE and each of the Subsidiary Customers, pay to WFB a facility fee (the “Facility Fee”) in an amount equal to one half of one percent (0.50%) of the then applicable Aggregate Facilities Maximum.”

(d)       Section 9.01(p) of the Account Purchase Agreement is hereby amended to delete “September 12, 2013” and substitute “October 12, 2013” therfor.

3.            No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Account Purchase Agreement shall remain in full force and effect and shall apply to any purchase thereunder.

4.            Amendment Fee. In addition to all other fees, costs and expenses payable by Customer to WFB under the Account Purchase Agreement and the Related Documents, the Customer shall pay WFB, in consideration of WFB’s execution and delivery of this Amendment, a non-refundable fee in the amount of $50,000, which fee shall be fully earned, due and payable as of the date hereof.

5.            Conditions Precedent. This Amendment shall be effective when WFB shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to WFB in its sole discretion:

(a)        A Certificate of the Secretary of the Customer certifying as to (i) the resolutions of the board of directors of the Customer approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws of the Customer, which were certified and delivered to WFB pursuant to the Certificate of Authority of the Customer’s secretary or assistant secretary dated as of February 29, 2012 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Customer who have been certified to WFB, pursuant to the Certificate of Authority of the Customer dated as of February 29, 2012, as being authorized to sign and to act on behalf of the Customer continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Customer authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Customer.

(b)        The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by Guarantor.

(c)       An amendment to the Intercreditor Agreement.

(d)       An amendment or consent to the Term Loan Indebtedness approving the increase to the Aggregate Facilities’ Maximum.

(e)        An amendment to the Subsidiary Account Purchase Agreement.

(f)        An amendment to the Affiliate Account Purchase Agreement.

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(g)       Payment of the fee described in Paragraph 4 of this Amendment.

6.            Representations and Warranties. The Customer hereby represents and warrants to WFB as follows:

(a)        The Customer has all requisite corporate power and authority to execute and deliver this Amendment and any other agreements, documents or instruments required hereunder and to perform all of its obligations hereunder and thereunder, and this Amendment and all such other agreements, documents and instruments have been duly executed and delivered by the Customer and constitute the legal, valid and binding obligation of the Customer, enforceable in accordance with their terms.

(b)        The execution, delivery and performance by the Customer of this Amendment and any other agreements, documents or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Customer, or the articles of incorporation or by-laws of the Customer, or (iii) result in a breach of or constitute a default under any agreement, lease or instrument to which the Customer is a party or by which it or its properties may be bound or affected.

(c)        All of the representations and warranties contained in Article 5 of the Account Purchase Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)        No Event of Termination has occurred and is continuing.

7.            References. All references in the Account Purchase Agreement to “this Agreement” shall be deemed to refer to the Account Purchase Agreement as amended hereby; and any and all references in the Related Documents to the Account Purchase Agreement shall be deemed to refer to the Account Purchase Agreement as amended hereby. Any and all transactions by or on behalf of Customer with WFB prior to the date hereof are hereby in all respects ratified, approved and confirmed.

8.            No Waiver. The execution of this Amendment and the acceptance of all other agreements, documents and instruments related hereto shall not be deemed to be a waiver of any default or Event of Termination under the Account Purchase Agreement or a waiver of any breach, default or event of default under any Related Document or other document held by WFB, whether or not known to WFB and whether or not existing on the date of this Amendment.

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9.            Release. The Customer and Guarantor, by signing the Acknowledgement and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges WFB, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Customer or Guarantor has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

10.          Costs and Expenses. The Customer hereby reaffirms its agreement under the Account Purchase Agreement to pay or reimburse WFB on demand for all reasonable costs and expenses incurred by WFB after an Event of Default in connection with the Account Purchase Agreement and the Related Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Customer specifically agrees to pay the fee required under Paragraph 4 of this Amendment and all fees and disbursements of counsel to WFB for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Customer acknowledges and agrees that WFB may charge such fees and disbursements to the Collected Reserve Account.

11.          CHOICE OF LAW. THE VALIDITY OF THIS AMENDMENT AND THE ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR, AND THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO AS WELL AS ALL CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AMENDMENT AND THE ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

12.          Jurisdiction. The parties hereby (a) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado, and any appellate court from which any appeals therefrom are available, in connection with any controversy related to this Amendment or the Acknowledgment and Agreement of Guarantor; (b) waive any argument that venue in any such forum is not convenient; (c) agree that any litigation initiated by WFB or the Customer in connection with this Amendment and the Acknowledgment and Agreement of Guarantor may be venued in the state or federal courts located in the City and County of Denver, Colorado; and (d) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.         WAIVER OF JURY TRIAL. EACH OF THE CUSTOMER, GUARANTOR AND WFB HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT OR THE ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR.

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14.          Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in counterparts and each counterpart shall constitute one and the same original. Manually executed counterparts of the signature pages of this Amendment and the Acknowledgment and Agreement of Guarantor may be delivered by the parties electronically so long as transmitted pages are reproducible on paper medium upon receipt. Each party is duly authorized to print any executed signature page so received and attach it to this Amendment and the Acknowledgment and Agreement of Guarantor, whereupon this Amendment and the Acknowledgment and Agreement of Guarantor shall be deemed to have been duly executed and delivered by the transmitting party and the paper copy of this Amendment and the Acknowledgment and Agreement of Guarantor assembled by the recipient with such signature page attached shall be deemed an original for all purposes, absent manifest error or bad faith. Article and Section headings in this Amendment are for reference only and shall not affect the construction of this Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL		TULSA INSPECTION RESOURCES, INC.
ASSOCIATION

By:	/s/ R. Lindsay Gordon	By:	/s/ Dan O’Keefe
Name: R. Lindsay Gordon		Name: Dan O’Keefe
Its: Authorized Signatory		Its: Chief Financial Officer

[Signature Page to Sixth Amendment to Account Purchase Agreement]

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the debts, obligations and liabilities of Tulsa Inspection Resources, Inc., an Oklahoma corporation (the “Customer”) to Wells Fargo Bank, National Association (together with its participants, successors and assigns, “WFB”), pursuant to a Continuing Guaranty by Tulsa Inspection Resources-Nondestructive Examination, Inc. in favor of WFB, dated as of November 9, 2012 (as amended or otherwise modified from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release by the undersigned set forth in the Amendment) and execution thereof; (iii) reaffirms all obligations to WFB pursuant to the terms of its Guaranty; and (iv) acknowledges that WFB may amend, restate, extend, renew or otherwise modify the Account Purchase Agreement and any debts, obligations, liabilities or agreement of the Customer, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Customer’s present and future debts, obligations and liabilities to WFB.

TULSA INSPECTION RESOURCES-
NONDESTRUCTIVE EXAMINATION, INC.

By:	/s/ Dan O’Keefe
Name: Dan O’Keefe
Its: Chief Financial Officer

[Signature Page to Acknowledgement and Agreement of Guarantor - Sixth Amendment to Account Purchase Agreement]